Exhibit 4.6

FIRST LIEN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

dated as of

August 6, 2010

among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Authorized Representative under the Credit Agreement,

U.S. BANK NATIONAL ASSOCIATION, trustee,

as the Initial Additional Authorized Representative,

each additional Authorized Representative from time to time party hereto,

MARINA DISTRICT FINANCE COMPANY, INC.,

a New Jersey corporation

and

MARINA DISTRICT DEVELOPMENT COMPANY, LLC,

a New Jersey limited liability company

FIRST LIEN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of August 6, 2010, among WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as trustee under the Initial Additional First Lien Agreement (as defined below), as Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), each Additional Authorized Representative from time to time party hereto for the Additional First Lien Secured Parties of the Class with respect to which it is acting in such capacity, MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation (together with its successors and assigns, “MDFC”), and MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (together with its successors and assigns, “MDDC”), and any future Subsidiary, if any, of MDFC or MDDC that becomes a party to this Agreement (together with MDFC, MDDC and any other Person agreeing to be bound hereby as a “Grantor” and their respective successors and assigns are collectively referred to herein as the “Grantors”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties), each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Class), MDFC, MDDC and each other Grantor agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v)

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unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) Unless otherwise indicated, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional Authorized Representative” shall have the meaning assigned to such term in Article 5.

“Additional First Lien Agreement” shall mean the Initial Additional First Lien Agreement and any other credit agreement, loan agreement or indenture pursuant to which Additional First Lien Obligations are incurred by MDFC or MDDC.

“Additional First Lien Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex B.

“Additional First Lien Obligations” shall mean (i) the Initial Additional First Lien Obligations and (ii) any other Indebtedness and related obligations that are designated as “Additional First Lien Obligations” pursuant to Article 5.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional First Lien Secured Parties.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any other Class of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Class in the applicable Additional First Lien Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

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“Cash Collateral” shall have the meaning assigned to such term in the Credit Agreement as in effect on the date hereof.

“Class” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the other Additional First Lien Obligations incurred pursuant to any Additional First Lien Agreement, which pursuant to any Additional First Lien Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Class of First Lien Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) until the Discharge of Credit Agreement Obligations, the Administrative Agent and (ii) thereafter, the Authorized Representative of the Class of Additional First Lien Obligations that constitutes the largest principal amount of any then outstanding Class of First Lien Obligations in respect of the Shared Collateral; provided, that after the date which is 180 days after the occurrence of both (x) an event of default under and as defined in the Additional First Lien Agreement in respect of any Class of First Lien Obligations (any “Defaulted Class”) that has an aggregate outstanding principal amount of $100,000,000 or more and (y) the receipt by the Collateral Agent and each Authorized Representative (other than the Authorized Representative of the Defaulted Class) of written notice from the Authorized Representative of the Defaulted Class certifying that (A) such event of default has occurred and is continuing and (B) the First Lien Obligations owed to the Defaulted Class are currently due and payable, and so long as such event of default shall be continuing, “Controlling Secured Parties” shall also include the Authorized Representative of such Defaulted Class after satisfaction of the conditions set forth in this proviso.

“Credit Agreement” means that certain Credit Agreement, dated as of August 6, 2010 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among MDFC, as the Borrower, MDDC, the lending institutions from time to time parties thereto and the Administrative Agent.

“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Credit Agreement and shall include all interest accrued or accruing (or which would, absent the commencement of any Insolvency or Liquidation Proceeding, accrue) after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the pertinent rate specified in the Credit Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

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“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Class of First Lien Obligations, the date on which such Class of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge, including payment in full in cash and the termination of all commitments in connection therewith, of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Agreement which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” as such term is defined in the Credit Agreement or in any Additional First Lien Agreement.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Class of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Class of Additional First Lien Obligations.

“First Lien Security Documents” means the Security Agreement, the Trademark Security Agreement, the Mortgage and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Class of First Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Grantor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex A hereto.

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“Initial Additional Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional First Lien Agreement” means that certain Indenture dated as of August 6, 2010 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among MDFC, MDDC and the Initial Additional Authorized Representative.

“Initial Additional First Lien Obligations” means all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of MDFC, MDDC or any Guarantor (as such term is defined in the Initial Additional First Lien Agreement) at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding), fees, costs, expenses (including, without limitation, attorneys fees and expenses) and indemnities) owing to the Initial Additional Authorized Representative and the Holders (as such term is defined in the Initial Additional First Lien Agreement) under the Initial Additional First Lien Agreement, the notes issued pursuant thereto and any other document, instrument or agreement entered into pursuant thereto and the due performance and compliance by MDFC, MDDC or any Guarantor with all of the terms, conditions and agreements contained in the Initial Additional First Lien Agreement, the notes issued pursuant thereto and any other document, instrument or agreement entered into pursuant thereto, and shall include all interest accrued or accruing (or which would, absent the commencement of any Insolvency or Liquidation Proceeding, accrue) after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the pertinent rate specified in the Initial Additional First Lien Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Initial Additional First Lien Secured Parties” means the holders of any Initial Additional First Lien Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against MDFC or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of MDFC or any other Grantor, any receivership or assignment for the benefit of creditors relating to MDFC or any other Grantor or any similar case or proceeding relative to MDFC or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to MDFC or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of MDFC or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

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“Insurance Proceeds” means the proceeds of any casualty insurance claim with respect to the Shared Collateral or any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

“Joinder Agreement” means an Additional First Lien Joinder Agreement or a Grantor Joinder Agreement, as the case may be.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Maximum Priority Payment Amount” means, on any date of determination, an amount equal to (i) $150,000,000 in principal amount less the aggregate amount of any principal payments made pursuant to Section 2.01(a)(ii) with respect to the Credit Agreement Obligations prior to the date of determination, plus (ii) all accrued but unpaid interest, fees and expenses under the Credit Agreement, including any post-petition interest with respect thereto, whether or not allowable in any Bankruptcy Case, plus (iii) the aggregate amount of all obligations of any Grantor to any Lender or any Affiliate of a Lender under any Swap Contracts (as defined in the Credit Agreement).

“MDDC” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“MDFC” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Mortgage” means that certain Fee and Leasehold Mortgage, Assignment of Rents and Leases, Fixture Filing and Security Agreement, made by MDDC, as mortgagor, in favor of the Collateral Agent, as mortgagee, dated as of August 6, 2010, as the same may be amended, restated or otherwise modified from time to time.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, each Class of First Lien Secured Parties other than the Class or Classes of First Lien Secured Parties for which a Controlling Secured Party acts as an Authorized Representative.

“Plan of Reorganization” shall have the meaning assigned to such term in Section 2.10.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of

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the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), (ii) the Initial Additional First Lien Agreement and (iii) each other Additional First Lien Agreement.

“Security Agreement” means Security Agreement, dated as of the date hereof, by and among the Grantors party thereto and the Collateral Agent, as the same may be amended, restated or modified from time to time.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Classes of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected Lien at such time. If more than two Classes of First Lien Obligations are outstanding at any time and the holders of less than all Classes of First Lien Obligations hold a valid and perfected Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Classes of First Lien Obligations that hold a valid Lien in such Collateral at such time and shall not constitute Shared Collateral for any Class which does not have a valid and perfected Lien in such Collateral at such time. For the avoidance of doubt, it is acknowledged and agreed that any Cash Collateral held by the Administrative Agent is not Shared Collateral.

ARTICLE 2

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and the Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution to which the First Lien Obligations are entitled

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under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral, all Insurance Proceeds and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any Secured Credit Document or in connection with the transactions contemplated thereunder and hereunder, (ii) SECOND, to the payment in full of all Credit Agreement Obligations in accordance with the terms of the Credit Agreement in an amount not to exceed the Maximum Priority Payment Amount and (iii) THIRD, after the Credit Agreement Obligations have been repaid in an amount not less than and not greater than the Maximum Priority Payment Amount and the corresponding Commitments (as defined in the Credit Agreement) have been terminated by corresponding amounts, to the payment in full of all remaining First Lien Obligations of each Class on a ratable basis based on the relative amounts of the secured obligations in accordance with the terms of the applicable Secured Credit Documents, (iv) FOURTH, after the Discharge of all First Lien Obligations (including the repayment in full in cash thereof and the termination of all commitments in connection therewith), to the holders of junior Liens on the Collateral and (v) FIFTH, thereafter to MDFC and the other Grantors or their successors or assigns or as a court of competent jurisdiction may direct.

(b) It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01 (a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Class.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Class of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Class or any other circumstance whatsoever, each First Lien Secured Party hereby agrees that the Liens securing each Class of First Lien Obligations on any Shared Collateral shall be of equal priority, subject to the payment priorities set forth in Section 2.01(a).

SECTION 2.02 Actions With Respect to Shared Collateral.

(a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of a Controlling Secured Party, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any First Lien Secured Party other than a Controlling Secured Party and (iii) no First Lien Secured Party (other than a Controlling Secured Party) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or

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power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of a Controlling Secured Party and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of a Controlling Secured Party) may deal with the Shared Collateral as if such Controlling Secured Party had a senior Lien on such Collateral. No First Lien Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Class of First Lien Obligations (other than (i) funds deposited for the discharge or defeasance of any Additional First Lien Agreement and (ii) Cash Collateral deposited with the Administrative Agent in accordance with the terms of the Credit Agreement) other than pursuant to the First Lien Security Documents, and by executing this Agreement (or an Additional First Lien Joinder Agreement), each Authorized Representative and the Class of First Lien Secured Parties for which it is acting hereunder agrees to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) The Collateral Agent and each Controlling Secured Party has agreed that, prior to the commencement of any enforcement of rights or any exercise of remedies with respect to any Collateral, the Collateral Agent shall provide written notice thereof to the Administrative Agent, the Initial Additional Authorized Representative and each other Authorized Representative as far in advance of such commencement as is reasonably practicable, and shall consult with each Controlling Secured Party on a regular basis in connection with such enforcement or exercise. Each Authorized Representative hereby agrees, on behalf of itself and, to the extent that it is authorized, its Class of First Lien Secured Parties, to act in a commercially reasonable manner in any enforcement of rights or any exercise of remedies with respect to the Collateral.

SECTION 2.03 Prohibition on Contesting Liens; No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not (and hereby waives any right to) challenge, contest or question, or support any other Person in challenging, contesting or questioning, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Class or any First Lien Security Document or the validity, creation, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition

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of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Controlling Secured Party or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Controlling Secured Party or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to. challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement) at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time, the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Class of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document, so long as the Collateral Agent receives a certificate of MDFC stating that such amendment is permitted by the terms of each then extant Secured Credit Document.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall

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reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

SECTION 2.05 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding, including any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against MDFC, MDDC or any of their subsidiaries. Without limiting the generality of the foregoing, it is acknowledged that this Agreement constitutes an agreement within the scope of Section 510(a) of the Bankruptcy Code, including with respect to the priority of payment and other provisions of this Article 2, and all references to “Grantor” shall include any Grantor as debtor and debtor-in-possession (and any receiver, trustee, or other estate representative) for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, so long as no Controlling Secured Party shall have opposed or objected to such DIP Financing or such DIP Financing Liens or use of cash collateral, (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Class or Classes of First Lien Secured Parties for which a Controlling Secured Party acts as an Authorized Representative (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral, each Non- Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Collateral Agent and the First Lien Secured Parties of each Class retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Collateral Agent and the First Lien Secured Parties of each Class are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or

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use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Class shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Class or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that all First Lien Secured Parties receiving adequate protection shall not object to (or support any other party in objecting to) any other First Lien Secured Party receiving adequate protection comparable to any adequate protection of any kind or type (including Liens, claims or cash payments) granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral, it being understood that such adequate protection in the form of cash payments shall be subject to Section 2.01(a) and such adequate protection in the form of Liens shall be of the same priority as set forth in Section 2.01(c), but subject to Section 2.01 (a).

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article 2 shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As among the First Lien Secured Parties, the Collateral Agent, acting at the written direction of a Controlling Secured Party, shall have the light to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed an Additional First Lien Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent as soon as practicable after receipt thereof, each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security

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interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

SECTION 2.10 Separate Grants of Security and Separate Classification. It is acknowledged and agreed that:

(a) the grant of Liens to secure the Credit Agreement Obligations constitutes a separate and distinct grant of Liens from any Liens granted to secure any other First Lien Obligations; and

(b) because of, among other things, their differing rights in the Collateral, the Credit Agreement Obligations are fundamentally different from any and all other First Lien Obligations of any other Class and must be separately classified in any plan of reorganization (any “Plan of Reorganization”), liquidation, arrangement, or composition proposed or confirmed in an Insolvency or Liquidation Proceeding and the First Lien Obligations of any Class must be separately classified in any such plan from the First Lien Obligations of any other Class.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, contrary to the intention of the parties, the Credit Agreement Obligations in respect of the Shared Collateral should be permitted to be classified with the First Lien Obligations of one or more Classes in any such plan, then subject to (and without limiting the generality of) Sections 2.01 and 2.03, all distributions shall be made as if there were separate classes of secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all First Lien Obligations other than the Credit Agreement Obligations), the holders of Credit Agreement Obligations shall be entitled to receive all amounts constituting such obligations, including all amounts owing in respect of post-petition interest, whether or not allowed in any Insolvency or Liquidation Proceeding before any distribution is made in respect of or by virtue of any other First Lien Obligations.

SECTION 2.11 Adequate Protection. Each Additional First Lien Secured Party shall be deemed to have agreed that the Collateral Agent shall be entitled to seek or request (and to have waived any right to object to or otherwise oppose the Collateral Agent’s seeking or requesting), and the Collateral Agent (upon the direction of the Controlling Secured Party) shall seek or request, adequate protection in any Insolvency or Liquidation Proceeding of the interest of the Credit Agreement Secured Parties in the Shared Collateral, regardless of the form of any such adequate protection. If any such adequate protection shall be in the form of cash payments, such cash payment shall be deemed to be distributed and may be applied as if such cash payments were distributed pursuant to Section 2.01(a). If any such adequate protection is in the form of additional Liens on Shared Collateral, such Liens shall be of the same priority as set forth in Section 2.01(c), but subject to Section 2.01(a). Where the Controlling Secured Party has directed

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the Collateral Agent to seek adequate protection on behalf of the Credit Agreement Secured Parties, and only in such instance, Additional First Lien Secured Parties may seek adequate protection, it being understood that, if granted, such adequate protection in the form of cash payments shall be subject to Section 2.01(a) and such adequate protection in the form of Liens shall be of the same priority as set forth in Section 2.01(c), but subject to Section 2.01(a). If, notwithstanding any provision of this Agreement to the contrary, any Additional First Lien Secured Parties should be granted, for any reason whatsoever, in any Insolvency or Liquidation Proceeding any form of adequate protection, any such adequate protection consisting of cash payments shall be deemed to constitute Shared Collateral and shall be distributed and applied as if distributed pursuant to Section 2.01(a) until the Discharge of Credit Agreement Obligations, and such adequate protection in the form of Liens shall be deemed to be granted on Shared Collateral, subject to Section 2.01(a).

SECTION 2.12 Post-Petition Interest. Each Additional First Lien Secured Party shall be deemed to have agreed that the Collateral Agent shall be entitled to seek or request (and to have waived any right to object to or otherwise oppose the Collateral Agent’s seeking or requesting), and the Collateral Agent (upon the direction of the Controlling Secured Party) shall seek or request, the allowance and/or current payment (including in the form of adequate protection payments) in any Insolvency or Liquidation Proceeding of Credit Agreement Obligations consisting of post-petition interest, fees, or expenses to the extent of value of any First Lien Obligations, without regard to the existence of the Liens of any of the Additional First Lien Secured Parties (or the Liens held by the Collateral Agent on their behalf) on the Shared Collateral and with such value to be determined specifically without regard to the existence of the Liens of any of the Additional First Lien Secured Parties on the Shared Collateral. Where the Controlling Secured Party has directed the Collateral Agent to seek or request the allowance and/or current payment of Credit Agreement Obligations consisting of post-petition interest, fees, or expenses to the extent of value of any First Lien Obligations in any Insolvency or Liquidation Proceeding, in the manner set forth in this Section 2.12, the Collateral Agent may also request the allowance and/or current payment of Additional First Lien Obligations consisting of post-petition interest, fees, or expenses to the extent of value of any First Lien Obligations (with regard to the amount of the Credit Agreement Obligations), subject in all respects to the other provisions of this Agreement, including the provisions of the preceding sentence of this Section 2.12 and the provisions of Section 2.01(a) and Section 2.11.

SECTION 2.13 No X Clause. This Agreement does not include any “X Clause” in favor of any of the Additional First Lien Secured Parties. Without limiting the generality of the foregoing or of any other provision of this Agreement, absent a Discharge of Credit Agreement Obligations occurring on or before the effective date of any such Plan of Reorganization or absent the affirmative vote of Lenders holding eighty percent (80%) or more of the Aggregate Commitments expressly consenting to an alternate treatment in favor of the Additional First Lien Secured Parties in connection with any such Plan of Reorganization, no Additional First Lien Secured Parties shall be entitled to receive or retain any debt or equity securities to be distributed under any confirmed Plan of Reorganization on account of or otherwise by virtue of Liens in their favor on the Shared Collateral, but any such debt or equity securities instead shall be distributed to the Administrative Agent for further distribution to the Credit Agreement Secured Parties, which shall be theirs to retain and/or otherwise realize upon, pending a Discharge of Credit Agreement Obligations.

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ARTICLE 3

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Class, it may request that such information be furnished to it in writing by each Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of a Grantor. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE 4

THE COLLATERAL AGENT

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of a Controlling Secured Party), shall be entitled to the benefits of all provisions of this Article 4 (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each First Lien Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of such First Lien Secured Obligations would otherwise be entitled as a result of such First Lien Secured Obligations. Without limiting the foregoing, each First Lien Secured Party agrees that none of the Collateral Agent, any Controlling Secured Party or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other

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Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to any particular First Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the various First Lien Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent, any Authorized Representative or any other First Lien Secured Party arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Controlling Secured Party or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 111l(b) of the Bankruptcy Code or (iii) any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, MDFC, MDDC or any of their subsidiaries, as debtor-in-possession.

(c) Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in accordance with the written instructions of the Controlling Secured Party. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Secured Credit Document, or confer any rights or benefits on any party hereto.

SECTION 4.02 Rights as a First Lien Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Class of First Lien Obligations that it holds as any other First Lien Secured Party of such Class and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with MDFC or any Subsidiary or other Affiliate thereof

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as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by a Controlling Secured Party; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to MDFC or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of a Controlling Secured Party or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of MDFC stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Class of First Lien Obligations unless and until it shall receive written notification describing such Event of Default from the Authorized Representative of such First Lien Obligations or MDDC or MDFC; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Class of First Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

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consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Administrative Agent or any Grantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and MDFC. Upon receipt of any such notice of resignation, the Controlling Secured Parties shall have the right, in consultation with MDFC and each other Authorized Representative, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Controlling Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify MDFC and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of any Controlling Secured Party or any other First Lien Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Controlling Secured Parties appoint a successor Collateral Agent as provided for above in this Section 4.06. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section 4.06). After the retiring Collateral

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Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents, co-agents and attorneys-in-fact in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, each Grantor agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

SECTION 4.07 Non-Reliance on Collateral Agent and other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(a) to enter into one or more Nondisturbance and Attornment Agreements substantially in the form of Exhibit C hereto, together with any changes thereto as have been approved by the Controlling Secured Party;

(b) to consent to any Material Space Lease (as defined in the Mortgage) not otherwise permitted by the Mortgage if the Administrative Agent gives its consent to such Material Space Lease;

(c) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the applicable Grantor stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(d) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from MDFC stating that such release is permitted by the terms of each then extant Secured Credit Document.

SECTION 4.09 Attorney Costs, Expenses and Taxes. The Grantors agree (a) to pay or reimburse the Collateral Agent for all reasonable costs, fees and expenses, including those of its attorneys and third party agents, incurred in connection with the development, preparation, negotiation and execution of this Agreement and the First Lien Security Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether

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or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all attorney costs in connection therewith and (b) to pay or reimburse the Collateral Agent for all reasonable out-of-pocket costs, fees and expenses, including those of its attorneys and third party agents, incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the First Lien Security Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the First Lien Obligations and during any legal proceeding, including any proceeding under any Bankruptcy Law), including all attorney costs in connection therewith. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Collateral Agent and the cost of independent public accountants and other outside experts retained by the Collateral Agent. All amounts due under this Section 4.09 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the Discharge of all First Lien Obligations.

ARTICLE 5

ADDITIONAL FIRST LIEN OBLIGATIONS

MDFC may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional Indebtedness and related obligations that are, or are to be, secured by Liens on any assets of any of the Grantors that would, if such Liens were granted, constitute Shared Collateral as Additional First Lien Obligations by delivering to the Collateral Agent and each Authorized Representative a certificate of a Responsible Officer of MDFC:

(a) describing the Indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such Indebtedness as of the date of such certificate;

(b) setting forth the Additional First Lien Agreement under which such Additional First Lien Obligations are issued or incurred and attaching copies of such Additional First Lien Agreement as each Grantor has executed and delivered to the Person (the “Additional Authorized Representative”) that serves as the Authorized Representative with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete by an Authorized Officer of the Borrower;

(c) identifying the Additional Authorized Representative and confirming that the Collateral Agent will serve as collateral agent with respect to such Additional First Lien Obligations;

(d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

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(e) certifying that (A) the Additional First Lien Agreement provides that all powers, rights and remedies under the Security Agreement with respect to Shared Collateral may be exercised solely by the Collateral Agent in accordance with the terms thereof, and that no other First Lien Secured Party of the applicable Class shall have any right individually to realize upon any of the Liens on Shared Collateral granted thereunder to secure First Lien Obligations, (B) the Additional First Lien Agreement authorizes the Additional Authorized Representative to become a party hereto by executing and delivering an Additional First Lien Joinder Agreement and (C) the Additional First Lien Agreement provides that upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(f) attaching a fully completed Additional First Lien Joinder Agreement executed and delivered by the Additional Authorized Representative.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement.

ARTICLE 6

MISCELLANEOUS

SECTION 6.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent, to it at 45 Broadway, 14th Floor, New York, NY 10006, Attention: CMES, Specialized Agency and Trust – Administrator, Marina District Finance Company;

(b) if to the Administrative Agent, to it at 333 S. Grand Avenue, 12th Floor, Los Angeles, CA 90071, Attention: Don Schubert, email donald.schubert@wellsfargo.com;

(c) if to the Initial Additional Authorized Representative, to it at 225 Asylum Street, 23rd Floor, Hartford, CT 06103, Attention: Corporate Trust Administration;

(d) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Additional First Lien Joinder Agreement; and

(e) if to MDFC, MDDC or any other Grantor, to it at:

Marina District Development Company, LLC

One Borgata Way

Atlantic City, NJ 08401

Telecopier No.: (609) 317-1055

Attention: Joseph A. Corbo, Jr.

With a copy to:

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Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Telecopier No.: 702-596-1556

Attention: Brian A. Larson

With a copy to:

Morrison & Foerster LLP

555 West 5th Street, Suite 3500

Los Angeles, California 90013

Telecopier No.: (213) 892-5454

Attention: Kathryn Johnstone

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 6.02 Waivers; Amendment; Additional First Lien Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by (i) each Authorized Representative and the Collateral Agent and (ii) except during the pendency of any Insolvency or Liquidation Proceeding or during the continuance of an Event of Default, MDFC and MDDC (such consents not to be unreasonably withheld).

22	Intercreditor Agreement

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of Additional First Lien Joinder Agreement in accordance with Article 8 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Class for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

SECTION 6.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 6.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 6.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement

SECTION 6.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 6.08 Submission To Jurisdiction; Consent to Service of Process; Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Class for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

23	Intercreditor Agreement

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 6.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6.08 any special, exemplary, punitive or consequential damages.

SECTION 6.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 6.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.1l Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 6.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 6.13 Conditions of Effectiveness. The effectiveness of this Agreement is subject to the Collateral Agent’s receipt of executed counterparts of this Agreement by the Collateral Agent, the Administrative Agent, the Initial Additional Authorized Representative and each Grantor.

SECTION 6.14 Additional Grantors. In the event any Subsidiary of MDFC or MDDC shall have granted a Lien on any of its assets to secure any First Lien Obligations, MDFC shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as

24	Intercreditor Agreement

if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.15 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors, the Collateral Agent and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 6.16 Capacity of Initial Additional Authorized Representative. The Initial Additional Authorized Representative is entering into this Agreement solely in its capacity as trustee under the Initial Additional First Lien Agreement and, in acting hereunder, shall be entitled to all of the benefits, rights and immunities of the trustee under the Initial Additional First Lien Agreement.

[Remainder of this page intentionally left blank]

25

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Michael Pinzon
Name:	Michael Pinzon
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Authorized Representative

By:	/s/ Donald Schubert
Name:	Donald Schubert
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, trustee under the Initial Additional First Lien Agreement, as Initial Additional Authorized Representative

By:	/s/ Michael M. Hopkins
Name:	Michael M. Hopkins
Title:	Vice President

26

MARINA DISTRICT FINANCE COMPANY

By:	/s/ Josh Hirsberg
	Name:	Josh Hirsberg
	Title:	Vice President, Chief Financial Officer and Treasurer

MARINA DISTRICT DEVELOPMENT COMPANY, LLC

By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
Its:	Sole Member

	By:	Boyd Atlantic City, Inc., a New Jersey corporation
	Its:	Managing Member

		By:	/s/ Josh Hirsberg
			Name:	Josh Hirsberg
			Title:	Vice President

27

Annex A

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [    ] dated as of [            ], 20[    ] (the “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of August 6, 2010 (the “Intercreditor Agreement”), among WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, trustee under the Initial Additional First Lien Agreement, as Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), each Additional Authorized Representative party thereto, MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation (together with its successors and assigns, “MDFC”), and MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (together with its successors and assigns, “MDDC”), and each other Grantor party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. [            ], a Subsidiary of MDFC or MDDC (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

C. The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agent, the other Grantors and each other party to the Intercreditor Agreement:

SECTION 1. Accession to the Intercreditor Agreement. In accordance with Section 6.14 of the Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

SECTION 2. Representations, Warranties and Acknowledgement of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agent and each First Lien Secured Party that this Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable Gaming Laws and applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’

rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Conditions to Effectiveness. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Grantor and acknowledgements from the Collateral Agent, the Administrative Agent, the Initial Additional Authorized Representative, each other Additional Authorized Representative and each Grantor (other than the Additional Grantor).

SECTION 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 6. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 7. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Intercreditor Agreement.

SECTION 9. Expenses. The Additional Grantor agrees to reimburse each of the Collateral Agent, the Administrative Agent and the Initial Additional Authorized Representative for its reasonable out-of-pocket fees, costs and expenses in connection with this Joinder Agreement, including the reasonable fees, costs, expenses and other charges and disbursements of counsel for each of the Collateral Agent, the Administrative Agent and the Initial Additional Authorized Representative.

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY],

By:
Name:
Title:

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Authorized Representative

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as trustee under the Initial Additional First Lien Agreement, as Initial Additional Authorized Representative

By:
Name:
Title:

[EACH OTHER ADDITIONAL AUTHORIZED REPRESENTATIVE], as Additional Authorized Representative

By:
Name:
Title:

A-4

Acknowledged by:

MARINA DISTRICT FINANCE COMPANY

By:
Name:
Title:

MARINA DISTRICT DEVELOPMENT COMPANY, LLC

By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
Its:	Sole Member

	By:	Boyd Atlantic City, Inc., a New Jersey corporation
	Its:	Managing Member

By:
Name:
Title:

[ADDITIONAL EXISTING GRANTORS]

By:
Name:
Title:

Annex B

[FORM OF] ADDITIONAL FIRST LIEN JOINDER AGREEMENT NO. [    ] dated as of [            ], 20[    ] (the “Additional First Lien Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of August 6, 2010 (the “Intercreditor Agreement”), among WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, trustee under the Initial Additional First Lien Agreement, as Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), each Additional Authorized Representative party thereto, MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation (together with its successors and assigns, “MDFC”), and MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (together with its successors and assigns, “MDDC”), and each other Grantor party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. MDFC proposes to issue or incur [describe Indebtedness to be incurred] (the “New Additional First Lien Obligations”) and the Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee or a similar representative for the holders of the New Additional First Lien Obligations. The New Additional First Lien Obligations are being designated as such by the Grantors in accordance with Article 5 of the Intercreditor Agreement.

C. The Additional Authorized Representative wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional First Lien Secured Parties holding New Additional First Lien Obligations, the rights and obligations of an “Additional Authorized Representative” thereunder. The Additional Authorized Representative is entering into this Additional First Lien Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional Authorized Representative thereunder.

Accordingly, the Additional Authorized Representative and each Grantor agree as follows, for the benefit of the Additional Authorized Representative, the Grantors and each other party to the Intercreditor Agreement:

SECTION 1. Accession to the Intercreditor Agreement. The Additional Authorized Representative (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional Authorized Representative for the Additional First Lien Secured

Parties holding New Additional First Lien Obligations from time to time in respect of the New Additional First Lien Obligations, (b) agrees, for itself and on behalf of the new Additional First Lien Secured Parties from time to time in respect of the Additional First Lien Obligations, to all the terms and provisions of the Intercreditor Agreement, (c) shall have all the rights and obligations of an Additional Authorized Representative under the Intercreditor Agreement and (d) hereby appoints the Collateral Agent as collateral agent for the Additional Authorized Representative and holders of New Additional First Lien Obligations.

SECTION 2. Representations. Warranties and Acknowledgement of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Collateral Agents and each First Lien Secured Party that (a) it has full power and authority to enter into this Additional First Lien Joinder Agreement, in its capacity as the Additional Authorized Representative, (b) this Additional First Lien Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Additional First Lien Joinder Agreement and (c) the Additional First Lien Agreement relating to the New Additional First Lien Obligations provides that, upon the Additional Authorized Representative’s entry into this Additional First Lien Joinder Agreement, the secured parties in respect of such New Additional First Lien Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. Counterparts. This Additional First Lien Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Additional First Lien Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Additional First Lien Joinder Agreement.

SECTION 4. Conditions to Effectiveness. This Additional First Lien Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Additional First Lien Joinder Agreement that bears the signature of the Additional Authorized Representative.

SECTION 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 6. Governing Law. THIS ADDITIONAL FIRST LIEN JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 7. Severability. In case any one or more of the provisions contained in this Additional First Lien Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 6.01 of the Intercreditor Agreement.

SECTION 9. Expenses. The Grantors jointly and severally agree to reimburse each of the Collateral Agent, the Administrative Agent and the Initial Additional Authorized Representative for its reasonable out-of-pocket expenses in connection with this Additional First Lien Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each of the Collateral Agent, the Administrative Agent and the Initial Additional Authorized Representative.

IN WITNESS WHEREOF, the Additional Authorized Representative has duly executed this Additional First Lien Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL AUTHORIZED REPRESENTATIVE], as Additional Authorized Representative

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Authorized Representative

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as trustee under the Initial Additional First Lien Agreement, as Initial Additional Authorized Representative

By:
Name:
Title:

[EACH OTHER ADDITIONAL AUTHORIZED REPRESENTATIVE], as Additional Authorized Representative

By:
Name:
Title:

Acknowledged by:

MARINA DISTRICT FINANCE COMPANY

By:
Name:
Title:

MARINA DISTRICT DEVELOPMENT COMPANY, LLC

By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
Its:	Sole Member

	By:	Boyd Atlantic City, Inc., a New Jersey corporation
	Its:	Managing Member

By:
Name:
Title:

[ADDITIONAL GRANTORS]

By:
Name:
Title:

EXHIBIT C

FORM OF

NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

THOMPSON HINE LLP

335 Madison Avenue, 12th Floor

New York, New York 10017-4611

Attn: Mildred Quinones-Holmes, Esq.

NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), dated as of             , 20     is made by and among MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (successor by merger to Marina District Development Company, a New Jersey joint venture) (Marina District Development Company, LLC, together with all successors and assigns of the Project (as hereinafter defined), “Landlord”),                     , a                     (“Tenant”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Mortgagee”), whose address is 45 Broadway, 14th Floor, New York, NY 10006, Attention: CMES, Specialized Agency and Trust – Administrator, Marina District Finance Company, in its capacity as Collateral Agent pursuant to and as defined in the Intercreditor Agreement (as hereinafter defined).

RECITALS

A. Landlord is the owner or ground lessee of the real property described on Exhibit A attached hereto, together with the improvements now or hereafter located thereon (collectively, the “Project”).

B. Marina District Finance Company, Inc., a New Jersey corporation (“Borrower”), has entered into a Credit Agreement dated as of August 6, 2010 along with Landlord, Wells Fargo Bank, National Association, as administrative agent (“Agent”) and the lenders (the “Lenders”) from time to time party thereto (as amended or modified from time to time, the “Credit Agreement”) pursuant to which the Lenders will extend credit to Borrower (the “Loans”). Borrower’s and Landlord’s Obligations as defined in and under the Credit Agreement are collectively referred to as the “Credit Agreement Obligations”.

C. In addition, Borrower has entered into (i) an Indenture (as amended or modified from time to time, the “Indenture”), along with the Guarantors (as defined in the

Indenture) including, but not limited to, Landlord, and U.S. Bank National Association, as trustee (in such capacity and not in its individual capacity, “Trustee”) and (ii) a Purchase Agreement (as amended or modified from time to time, the “Purchase Agreement”) along with Landlord, the several parties named in Schedule A thereto (the “Initial Purchasers”) and Bane of America Securities LLC, as Representative of the Initial Purchasers pursuant to which Borrower issued Senior Secured Notes due 2015 (the “2015 Notes”) and Senior Secured Notes due 2018 (the “2018 Notes” and, together with the 2015 Notes and any Exchange Notes issued from time to time under the Indenture, collectively, the “Senior Secured Notes”). Borrower’s and Landlord’s obligations under the Indenture and with respect to the Senior Secured Notes are collectively referred to as the “Senior Notes Obligations” and together with the Credit Agreement Obligations are referred to as the “Obligations”.

D. Pursuant to a First Lien Intercreditor and Collateral Agency Agreement dated August 6, 2010 among Agent, Trustee and Collateral Agent, and acknowledged and agreed to by Borrower and Landlord (as amended or modified from time to time, the “Intercreditor Agreement”), Agent and Trustee appointed Collateral Agent to act on its behalf under the Security Agreement (as hereinafter defined) and the Mortgage (as hereinafter defined).

E. All documents now or hereafter evidencing and/or securing the Obligations, including without limitation the Mortgage, the Senior Secured Notes, the Credit Agreement, the Indenture, the Security Agreement and the Purchase Agreement, are collectively referred to as the “Indebtedness Documents”. All proceeds made available or disbursed to or for the account or benefit of Borrower or any affiliates of Borrower pursuant to the Indebtedness Documents shall collectively be referred to as the “Credit”.

F. Pursuant to the terms of the Credit Agreement and the Purchase Agreement, and as a condition precedent to funding under the Credit Agreement and the purchase of the Senior Secured Notes under the Purchase Agreement, Landlord and Borrower have executed and delivered a Security Agreement dated as of August 6, 2010 (as amended or modified from time to time, the “Security Agreement”). Pursuant to the Security Agreement, Landlord has granted to Mortgagee a security interest in and lien upon substantially all of the personal property of Landlord as security for the payment and performance of the Obligations.

G. In addition, pursuant to the terms of the Credit Agreement and the Purchase Agreement, and as a condition precedent to funding under the Credit Agreement and the purchase of the Senior Secured Notes under the Purchase Agreement, Landlord has executed that certain Fee and Leasehold Mortgage, Assignment of Rents and Leases, Fixture Filing and Security Agreement (the “Mortgage”) for the benefit of Mortgagee in its capacity as Collateral Agent, for the purposes of, among other things, encumbering the Project. The Mortgage has been recorded in the Official Records of Atlantic County, New Jersey.

H. Tenant and Landlord have entered into that certain lease dated             , 20     [as amended by that certain             dated             , 20    ] (as amended or modified from time to time, the “Lease”), pursuant to which Landlord has leased to Tenant a portion of the Project more particularly described in the Lease (the “Leased Premises”).

I. Tenant has requested the execution and delivery of this Agreement pursuant to Section __ of the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

When used herein, the following initially-capitalized terms shall have the following meanings:

“Attorneys’ Fees,” “Attorneys’ Fees and Costs,” “attorneys’ fees” and “attorneys’ fees and costs” mean the reasonable fees and expenses of counsel to the applicable party, which may include, without limitation, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms “Attorneys’ Fees,” “Attorneys’ Fees and Costs,” “attorneys’ fees” or “attorneys’ fees and costs” shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred. The provisions allowing for the recovery of post-judgment fees, costs and expenses are separate and several and shall survive the merger of this Agreement into any judgment.

“Governing State” means New Jersey.

“Purchaser” means a transferee (including, without limitation, Mortgagee and its affiliates and subsidiaries) which acquires the interest of Landlord in the Leased Premises through a foreclosure of the Mortgage or a deed in lieu or in aid thereof, and its successors and assigns.

2. Credit Disbursements.

Tenant agrees and acknowledges that none of Mortgagee, Landlord, Trustee, Agent, any Lender or any holder of a Senior Secured Note is under any obligation or duty to, nor have any of Mortgagee, Landlord, Trustee, Agent, any Lender or any holder of a Senior Secured Note represented that it will, see to the application of the Credit proceeds by the person or persons to whom receives the Credit proceeds, and any application or use of the Credit proceeds for purposes other than those provided for in the Indebtedness Documents shall not defeat in whole or in part the agreements set forth herein.

3. Nondisturbance and Attornment.

A. If the interest of Landlord under the Lease is transferred by reason of any foreclosure of the Mortgage or by deed in lieu or in aid thereof, Purchaser shall be bound to Tenant, and Tenant shall be bound to Purchaser, under all of the terms, covenants and conditions of the Lease (except as provided in Section 6 hereof) for the balance of the term thereof, with the same force and effect (except as provided in Section 6 hereof) as if Purchaser were the original landlord under the Lease. Tenant does hereby attorn to Purchaser as the landlord under the Lease, which attornment shall be effective and self-operative without the execution of any further instruments upon Purchaser’s succeeding to the interest of the landlord under the Lease. Without limiting the generality of this Section 3, within ten (10) days after the written request of Landlord, Mortgagee or any Purchaser, Tenant shall execute and deliver such documents as are reasonably requested by such party to reflect such attornment.

B. So long as (i) Tenant is not in default in the performance of any of the terms, provisions and conditions contained in the Lease beyond any notice and cure period expressly set forth therein, and (ii) Tenant complies with the terms, provisions and conditions of this Agreement, then:

(1) Tenant shall not be named or joined in any foreclosure, trustee’s sale or other proceeding to enforce the Mortgage unless such joinder is required by law, including, without limitation, to perfect such foreclosure, trustee’s sale or other proceeding; and

(2) Without limiting any of the terms of the Lease, enforcement of the Mortgage shall not terminate the Lease or, subject to Section 3(C) disturb Tenant in the possession and use of the Leased Premises.

C. Tenant expressly acknowledges and agrees that a default by Tenant under the Lease, after the expiration of any applicable cure periods specifically provided for under the Lease, (i) shall entitle Mortgagee to exercise any or all of its rights and remedies under the Lease and/or at law or in equity by reason thereof, and (ii) shall not terminate Tenant’s attornment agreements or any other agreements by Tenant set forth herein.

D. Within twenty (20) days after the written request of any Purchaser, Tenant shall enter into a new lease of the Leased Premises with such Purchaser for the balance of the then remaining term of the Lease and upon the same terms and conditions as are then contained in the Lease.

4. Tenant Agreements.

Tenant agrees that:

A. Tenant shall send a copy of any notice of a default by Landlord under the Lease to Mortgagee at the same time such notice is sent to Landlord; and

B. Without Mortgagee’s prior written consent, which shall not be unreasonably withheld, Tenant shall not (i) pay any rent (however denominated) or other charges under the Lease more than one (1) month in advance (provided that Mortgagee may, without limitation, condition its consent to any such prepayment on the deposit of such amounts with Mortgagee), (ii) cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or as expressly provided for in the Lease or pursuant to applicable law, or (iii) enter into any amendment or modification of the Lease. Any amendment or modification of the Lease entered into without Mortgagee’s prior written consent shall not be valid; and

C. Subject to the terms of the Mortgage, Mortgagee, at all times, independent of Landlord, shall have the standing and right to specifically enforce, by injunction or otherwise, all or any provisions in the Lease as though Mortgagee originally was a party thereto.

D. Any right of first offer, right of first refusal or purchase option set forth in the Lease or in any other agreement shall not apply to, or be exercisable by Tenant with respect to, the transfer of the Project and/or the Leased Premises through the foreclosure of the Mortgage or a deed in lieu or in aid thereof or to any subsequent transfer by Purchaser.

5. Assignment of Rents.

Tenant agrees to recognize the assignment from Landlord to Mortgagee of the Lease and the amounts payable thereunder pursuant to the Mortgage and, in the event of any default by Landlord under the Indebtedness Documents and the expiration of any applicable cure period expressly set forth therein, Tenant shall pay to Mortgagee, as such assignee, the rents and other amounts which are or become due under the Lease from and after the date on which Mortgagee gives Tenant notice that such rent and other amounts are to be paid to Mortgagee pursuant to the Mortgage. In complying with the provisions of this Section 5. Tenant shall be entitled to rely solely upon the notices given by Mortgagee pursuant to the Mortgage and Landlord hereby indemnifies and agrees to defend and hold Tenant harmless for, from and against any and all expenses, loss, claims, damage or liability arising out of Tenant’s compliance with such notice or performance of the obligations under the Lease by Tenant made in good faith in reliance on and pursuant to such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Mortgagee in accordance with the provisions hereof. Any dispute between Mortgagee (or any other Purchaser) and Landlord as to the existence or nature of a default by Landlord under the terms of the Indebtedness Documents or with respect to the foreclosure of the Mortgage, shall be dealt with and adjusted solely between Mortgagee (or such other Purchaser) and Landlord, and Tenant shall not be made a party thereto (unless joinder is required by law).

6. Mortgagee’s Obligations.

Nothing in this Agreement and no action taken by Mortgagee to enforce any provision in the Lease shall be deemed or construed to constitute an agreement by Mortgagee to perform or assume any covenant of Landlord as landlord under the Lease unless and until Mortgagee obtains title to the Leased Premises by foreclosure of the Mortgage or a deed in lieu or in aid thereof. Without limiting any of Tenant’s rights against Landlord under the Lease, in the event Mortgagee acquires title to the Leased Premises, Mortgagee shall:

A. only be liable for any damage or other relief attributable to any act or omission accruing during Mortgagee’s period of ownership of the Leased Premises, regardless of whether such acts or omissions commenced prior to such period of ownership. For example, if the Lease provides that the failure of Landlord to repair a hole in the roof entitles Tenant to offset rent for the number of days that the roof is not repaired, and if the hole in the roof occurred sixty (60) days prior to Mortgagee’s acquisition of title and was not repaired for another thirty (30) days after Mortgagee’s acquisition of title, Tenant would only be entitled to offset against its rental obligations owed to Mortgagee thirty (30) days rental and would retain a claim against Landlord for sixty (60) days rental;

B. only be responsible for representations, warranties, covenants and indemnities of Landlord to the extent that such representations, warranties, covenants and indemnities apply to the Project and relate to the operation of the Project during Mortgagee’s period of ownership of the Leased Premises;

C. be liable only for any security deposit actually delivered to Mortgagee; and

D. have its obligations and liabilities limited to the then interest, if any, of Mortgagee in the Project, without consideration of any mortgage liens placed on the Project by Mortgagee. Tenant shall look exclusively to such interest of Mortgagee, if any, in the Project for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease and Tenant hereby releases Mortgagee from any other liability hereunder and under the Lease.

Nothing contained in this Section 6 shall be deemed to limit or affect Tenant’s claims against Landlord for any breaches of Landlord’s obligations under the Lease, or for any breaches of Landlord’s representations, warranties, covenants or indemnities under the Lease, or for return of any security deposit under the Lease, and no transfer of the Project to Mortgagee shall release Landlord from any of its Lease obligations, notwithstanding anything to the contrary in the Lease.

7. Estoppel Certificate.

Tenant agrees, from time to time, within ten (10) days after Mortgagee’s written request, to execute and deliver to Mortgagee or Mortgagee’s designee, any estoppel certificate reasonably requested by Mortgagee, stating that the Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default under the Lease (or specifying in detail the nature of Landlord’s default), and such other matters relating to the Lease as may be reasonably requested by Mortgagee.

8. No Merger.

The parties agree that, without Mortgagee’s prior written consent, which may not be unreasonably withheld, Landlord’s estate in and to the Project and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of such estates in Landlord, Tenant or any third party by purchase, assignment or otherwise.

9. Entire Agreement.

This Agreement shall be the whole and only agreement among the parties hereto with regard to the matters set forth herein, and shall supersede and cancel any prior agreements with respect thereto, including, without limitation, any provisions contained in the Lease relating thereto.

10. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

11. Modifications, Successors and Assigns.

This Agreement may only be modified in writing signed by all of the parties hereto or their respective successors in interest. This Agreement, including without limitation the provisions of Section 6, shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

12. Attorneys’ Fees.

If any lawsuit or other proceeding is commenced which arises out of, under or in connection with, or which relates to, this Agreement, including, without limitation, any alleged tort action, the prevailing party shall be entitled to recover from each other party to such lawsuit or proceeding such sums as the court or other party presiding over such lawsuit or proceeding may adjudge to be reasonable attorneys’ fees and costs in the lawsuit or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys’ fees and costs incurred by any party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment and shall survive and not be merged into any such judgment. The obligation to pay such attorneys’ fees and costs is intended to be severable from the other provisions of this Agreement.

13. Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Governing State.

14. WAIVER OF JURY TRIAL.

THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY OR CLAIM, WHETHER ARISING IN TORT OR CONTRACT OR BY STATUTE OR LAW, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ENTERING INTO

THIS AGREEMENT AND THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THIS WAIVER. THE PARTIES HERETO ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 14 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

15. Consent to Jurisdiction.

The parties hereto hereby consent to the jurisdiction of any state or federal court located within the Governing State in any suit, action or proceeding based hereon or arising out of, under or in connection with this Agreement (and further agree not to assert or claim that such venue is inconvenient or otherwise inappropriate or unsuitable) and waive personal service of any and all process upon them and consent that all service of process be made by certified mail directed to the parties at the addresses set forth in this Agreement.

16. Notices.

Any notice, or other document or demand required or permitted under this Agreement shall be in writing addressed to the appropriate address set forth below and shall be deemed delivered on the earliest of (a) actual receipt, (b) the next business day after the date when sent by recognized overnight courier for next business day delivery, or (c) the second business day after the date when sent by certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notices or other documents or demands are to be sent, by giving the other parties written notice of such change in the manner hereinabove provided.

Mortgagee:	Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention: CMES, Specialized Agency and Trust — Administrator,
Marina District Finance Company
Telefax: (212) 515-1576

With a copy to:	Mayer Brown LLP
350 S. Grand Avenue
25th Floor
Los Angeles, California 90071
Attention: Brian Newhouse, Esq.
Telefax: (213) 625-0248

Landlord:	Marina District Development Company, LLC
One Borgata Way
Atlantic City, New Jersey 08401
Attention: General Counsel
Telefax: (609) 317-7055

With a copy to:	Marina District Development Company, LLC
c/o Boyd Gaming Corporation
3883 Howard Hughes Pkwy., 9th Floor

Las Vegas, Nevada 89169 Attention: Senior Vice President, Treasurer and Chief Financial Officer Telefax: (702) 792-7234
Tenant:	____________________
____________________
____________________
____________________

[Signatures on next page]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.

“Mortgagee”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:

Name:

Title:

Witness:

By______________________________________
(typed name)

“Tenant”
________________, a ________________________

By:

Name:

Title:

Witness:

By
(typed name)

“Landlord”

MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company

By: Marina District Development Holding Co., LLC, a New Jersey limited liability company Its: Sole Member

By:	Boyd Atlantic City, Inc., a New Jersey corporation Its: Managing Member

By:

Name:

Title:

Witness:

By
(typed name)

All signatures to be acknowledged and in recordable form

EXHIBIT A

Legal Description of the Project

[attach property description]